SUPPLEMENTARY EMPLOYMENT CONTRACT



This Contract is made on the 31st day of March 1996



Parties to the Contract:

A. Hang Fung Jewellery Co. Ltd., of 302-303A, 3/F, Fu Hang Industrial Building, Hok Yuen Street East, Hunghom, Hong Kong ("Company"),

B.   Mr. Lam Sai Wing H.K.I.D. No. D526157(1) ("Mr. Lam"),

C.   Mrs. Lam Chan Yam Fai, H.K.I.D. No. G293329(1) ("Ms. Chan").


Whereas pursuant to the Employment Contract between the Company and Mr. Lam ("Contract A") and the Employment Contract between the Company and Ms. Chan ("Contract B") both dated the 1st day of January 1994.

1. Salary of Mr. Lam for the twelve months period ended 31 March 1996 being HK$586,950.00 subject to an increment rate of 30% per annum effective on the 1st day of January of each calendar year.

2. Salary of Ms. Chan for the twelve months period ended 31 March 1996 being HK$391,300.00 subject to an increment rate of 30% per annum effective on the 1st day of January of each calendar year.

Whereas the Company agrees to continue to pay a total annual salary to Mr. Lam and Ms. Chan which shall not exceed the total amount the Company have to pay per Contract A and Contract B.

Whereas Mr. Lam and Ms. Chan agree to continue to receive a total annual salary from the Company which shall not be less than the total amount they are entitled per Contract A and Contract B.

Now that in consideration of the respective responsibilities and duties of Mr. Lam and Ms. Chan has been varying from time to time, it is hereby mutually agreed amongst the Company, Mr. Lam and Ms. Chan that:

1. Commencing on 1st of April 1996, Mr. Lam and Ms. Chan shall be allowed to share the total amount of the annual alary which shall be payable by the Company and receivable by Mr. Lam and Ms. Chan per the Contract A and Contract B on the portion which is subject to review and revise from time to time to be mutually agreed between Mr. Lam and Ms. Chan.

     The amount of salary as agreed between and entitled by Mr. Lam and Ms. Chan is to be HK$1,121,725.00 and HK$150,000.00 respectively for the twelve months period ended 31 March, 1997.

2. Mr. Lam and Ms. Chan agree that they shall perform duties for the Company, its associated companies, related companies or its assigns in Hong Kong, and at such other place as is required.

This contract is supplementary to the Contract A and Contract B and signed and agreed by:




-----------------------------------
Hang Fung Jewellery Co. Ltd.




-----------------------------------
Mr. Lam Sai Wing




-----------------------------------
Mrs. Lam Chan Yam Fai





keane/lam10-K




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